Exhibit 10(p)

                         PROMISSORY NOTE
                     and SECURITY AGREEMENT


June 22, 1998                                         $200,000.00

   For value received, the undersigned promises to pay to the order of Cerner Corporation, a Delaware corporation ("Cerner") the sum of Two Hundred Thousand Dollars ($200,000.00), payable as follows:


         Date                           Principal Repayment
         ----                           -------------------
         July 1, 1999                           $0
         July 1, 2000                           $10,000
         July 1, 2001                           $20,000
         July 1, 2002                           $20,000
         July 1, 2003                           $40,000
         July 1, 2004                           $40,000
         July 1, 2005                           $70,000


   This Promissory Note will not bear interest for the first five
(5) years and eight (8) days. Beginning on July 1, 2003, interest will accrue on the unpaid principal balance hereof at the rate of three percent (3%) per annum. Interest shall be computed on the basis of a 360-day year. Payment of this
Promissory Note shall be made at the office of Cerner at 2800 Rockcreek Parkway, Kansas City, Missouri, 64117, or at such other place within the State of Missouri as Cerner may designate in writing to the undersigned, in United States dollars.

   Notwithstanding the foregoing, and without notice by Cerner to the undersigned, the entire unpaid principal amount of this Promissory Note (plus accrued interest, if any) shall become immediately due and payable in full upon (i) the voluntary termination of the undersigned's employment with Cerner or (ii) Cerner's termination of the undersigned's employment due to the undersigned's dishonesty, illegal conduct, breach of Cerner's policy or breach of the undersigned's Cerner Associate Employment Agreement, dated April 15, 1998. In the event of the undersigned's involuntary termination of employment with Cerner (other than for the undersigned's dishonesty, illegal conduct, breach of Cerner's policy or breach of the undersigned's Cerner Associate Employment Agreement, dated April 15,1998), the entire remaining principal amount of this Promissory Note (plus accrued interest, if any) will be due and payable one (1) year following such involuntary termination, without notice by Cerner to the undersigned.

   Any amount hereunder not paid when due shall thereafter bear interest at the lesser of the highest amount permitted by applicable law or the prime or base rate of interest announced from time to time by CitiBank, N.A., New York, New York.

   The undersigned hereby grants to Cerner a security interest in
(i) all outstanding Cerner Performance Plan ("CPP") or other bonus payments due to the undersigned from Cerner at any time,
(ii) all stock options granted to the undersigned by Cerner, whether vested or not vested, and (iii) any shares of Cerner Common Stock acquired by the undersigned as a result of exercising any stock options granted to the undersigned by Cerner as security for all amounts due to Cerner hereunder. The undersigned will deliver to Cerner any such certificates representing Cerner Common Stock to be held by Cerner. The undersigned shall assist Cerner in taking whatever steps Cerner deems advisable in perfecting its security interest in the foregoing collateral, including but not limited to signing financing statements, stock powers and control agreements. In the event that this Promissory Note shall become payable in full as set forth above, Cerner shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as in effect in the State of Missouri, including the right to sell any of the collateral held by Cerner hereunder and apply the proceeds thereof first to the costs and expenses, including reasonable attorney's fees and expenses, incurred by Cerner in exercising its rights hereunder and then to the amount secured by the collateral. In addition to the foregoing, if the amount of this Promissory Note is not paid when due, to the extent permitted by law, Cerner may set off any moneys due from Cerner to the undersigned, including without limitation, salary, CPP and any other compensation, if any, against any of the undersigned's obligations hereunder, whether or not the same is due and in any order of priority.

      This Promissory Note is also secured by and subject to the benefits of the mortgage, dated June 22, 1998, made by the undersigned and his spouse in favor of Cerner with respect to the property commonly known as 648 East 45th, Kansas City, Missouri 64110.

      The undersigned waives any and all notices, demands, protests or other indulgences or rights granted by law in connection with the collection hereof by Cerner.

      In witness whereof, the undersigned has executed this Promissory Note and Security Agreement as of the day and year first above written.

                                          /s/Marvin G. Pember
                                         ------------------------
                                               Marvin G. Pember

                                   Address:  648 East 45th
                                             Kansas City, Missouri 64110



  Signatory as to the grant of the security interest only:

                                         /s/Beverly K. Pember
                                         ------------------------
                                              Beverly A. Pember





State of  Kansas )
        ---------)
County of Johnson)
         --------
On this 20th day of June in the year 1998, before me, the undersigned notary public, personally appeared Marvin G. Pember and Beverly A. Pember, known to me to be the persons whose names are subscribed to the within instrument, and acknowledged that each executed the same as their free act and deed.

In witness thereof, I hereunto set my hand and official seal.

                                    Susan K. Parker
                                -------------------------
                                     Notary Public


   SUSAN K. PARKER
    NOTARY PUBLIC
   STATE OF KANSAS
My App. Exp. 11.30.98
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